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                                                                    EXHIBIT 4.54

                                                                    License No.:

                        LICENSING CONTRACT FOR RINGTONES

PARTY A: BMG Music Publishing Hong Kong Ltd. of 11 /Floor, One Harbourfront, 18 Tak Fung Street, Hunghom, Kowloon, Hong Kong

PARTY B: Linktone of 5F Eastern Tower, 689 Beijing Dong Road, Shanghai 200001,
PRC

WHEREAS, Party A owns, controls, and/or administers the rights in and to certain Compositions (as defined below) (the "BMG Catalog"), and

WHEREAS, Party B desires to select certain Compositions from the BMG Catalog and incorporate them into Ringtones (as defined below) and Party A desires to grant Party B a license to use the Compositions, subject to the terms and conditions set forth herein:

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

Definitions:

"COMPOSITIONS" means musical works which are performed by the artist - Jay Chou Jie Lun, and solely to the extent that they are owned and/or controlled by Party A in and throughout the Territory, which Party A has approved for use by Party B in the creation of Ringtone(s) as set forth on Appendix I

I.    GRANT OF RIGHTS

      Party A hereby grants to Party B a non-exclusive right and license throughout the Territory to adapt and record of each Composition in the BMG Catalogue and to create a Ringtone embodying each such Composition. Party A shall provide a list of its most recent songs it owns or represents and which are available for Ringtone use within 10 working days following the payment of advance. From time to time, Party B will submit a list of songs it will use to Party A. Party A will try its best efforts to reply within 8 working days informing Party B which songs can be used for Ringtone Download. For

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      songs Party A not replying with 8 working days, Party B can assume that approval is not given for those songs.

II.   USAGE

      1. Recording and Usage: Party B shall be only allowed to reproduce Party A's Compositions in a ringtone format for cellular or wireless phone usage. "Ringtone" means, collectively, Monophonic Ringers and Polyphonic Ringers. "Ringers" shall mean an audible electronic code, embodying a performance of a pre-determined synthesized melodic fragment of a Composition, whether monophonic, polyphonic, MIDI, MMF, PMD, SIS, DXL, AMR or other formats created for the purpose of causing a wireless device to play such fragment. These Ringtones shall be stored at a facility under control of party B to allow cellular or wireless phone end-users (hereinafter "End-users") to use ringtone download services (hereinafter "Ringtone Download").

      2. Product: Party B shall not create and/or reproduce the Ringtone in any format other than specified in clause 1 above.

      3. Authorized duration: each Ringtone provided by Party B using Party A's Compositions for download shall not exceed 60 seconds

      4. Song name: the song title cannot be changed without written permission from Party A.

      5. Licensed Period: the contract is for 1 year starting from November 15, 2004 to November 14, 2005.

      6. Licensed Territory: limited to People's Republic of China only (but not including Taiwan, Penghu, Jinmen, Mazhu, Hong Kong and Macau area)

      7.    Number of authorized songs: Unlimited

      8. Pre-Listening: Party B is allowed to reproduce the Compositions into Ringtones for consumer end-use to pre-listen the Ringtone via the Internet, MMS, WAP, IVR, or whatever technology becomes available provided (i) the duration of the trial-listening of the Ringtone not to exceed forty five (45) seconds and (ii) the Ringtones are protected from permanent download and further copying and (iii) the trial-listening of the Ringtone is free of charge to End-users.

III.  LICENSE FEE AND PAYMENT

      Party B shall pay Party A the royalty fee, the method is as follows:

      1.    Advance payment per this contract

            Upon signing the contract, Party B shall pay to Party A an advance against fees payable to Party A pursuant to sub-clause III (2) below, the non-returnable sum of RMB 100,000 (net of withholding tax) within 30 days of receipt of the wiring instructions from Party A.

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            While Party A is responsible for its own taxes and fees, Party B agrees it shall pay for all the related taxes payable to the government of the People's Republic of China by Party A in regard of the advance payment only and this shall be known as the "Party A Prepayment Tax". The "Party A Prepayment Tax" amount paid on behalf of Party A by Party B will not be deducted from future royalty payments paid by Party B to Party A. Upon the advance paid under this Agreement fully recouped, Party B will deduct all the related taxes payable to the government of the People's Republic of China from all future royalty payment to Party A.

            If the advance has been fully recouped prior to the expiry of the Licensed Period, Party B shall start to pay royalty fees to Party A on a quarterly basis as specified below in the payment section and for these payments.

            Party A is not required to refund the unrecouped advance to Party B if the advance has not been fully recouped at the expiry of the Licensed Period.

      2.    Royalty fee calculation

            (a) Each Composition's royalty fee shall be calculated based on the below formula subject to Minimum Royalty in Clause 2 (b):

                        Royalty that Party B shall pay Party A = retail price for each Ringtone Download x % of the Composition controlled/owned by Party A x total number of Ringtone Download x 14%

            (b)   Minimum Royalty

                        (i) The Royalty per Ringtone Download will be subject to a minimum of RMB0.20 per download.

                        (ii) For Ringtone Download provided free of charge to End-user other than for the purpose of pre-listening, the Royalty per Ringtone Download will be subject to a minimum of RMB 0.20 per download.

      3.    Reporting Method

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            Both parties have agreed that the calculation will be based on the data retrieved from Party B's server or data from other systems involved in billing that may be controlled by others.

IV.   DOWNLOAD REPORT AND PAYMENT METHOD

      1.    Download Report

                  Report Content and Payment Process

                  Party B shall prepare a report to Party A each quarter respectively. The report shall be sent within 45 days after the quarter is closed (i.e. on or before November 30, February 28, May 30 and August 31). Party B's report shall have detailed list including "title of the Composition", "writer's name", "total downloads for each Composition", "the contract's royalty rate", "price for each download", "provinces where the aggregate downloads occurred", and "royalty to be received" for those downloads. Party B has agreed to email the form with above-mentioned information (refer to Appendix II). Party A will send an invoice to Party B which will be paid within 30 days of receipt unless there is a major difference between the amounts specified by Party A and Party B.

      2.    Audit

            The download report shall be part of the contract and to be provided by Party B to Party A within 45 days of the end of the quarter.

            Within 95 days and no earlier than 45 days following the expiration of the contract, Party A shall have the right to request Party B to submit reasonable additional information or request to Party B to cooperate with independent accounting firm to confirm the report if Party A believes Party B's report is not accurate (if the independent accounting reported is needed, Party A shall be responsible for the audit fee and related expenses except as noted below. Party B shall prepare the additional information within 20 working days upon Party A's request. All information of Party B remains at the premises of Party B and due to the highly confidential information involved, no copies will be allowed to be made nor any materials removed from Party B's premises.

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            In the event an examination of Party B's books and records reveal a deficiency in payments paid to Party A of five percent (5%) or more of the total amount accounted to Party A during the period of audit, Party B shall pay its own expense for the preparation of such information and shall pay to Party A the underpayment of royalties and all reasonable out-of-pocket expenses related to the performance of such examination, including, without limitation, travel expenses, hotel expenses and per diems, together with the underpayment and interest as provided herein- within 30 days. For purposes of the calculation of deficiency in payment, the deficiency in payments will not include the projected and unconfirmed revenues outstanding at the time the audit is initiated.

      3.    Payment method

            The payment will be electronically transferred within 30 days upon receipt of the invoice. Any late payment will bear an interest at the rate of Prime plus 2% of the US prime-lending rate quoted in the Wall Street Journal on the date the payment is due.

V.    PUBLISHING RIGHTS

      This contract covers only music publishing rights and does not cover master recording rights.

VI.   NO COPY

      Party B shall not make a copy of Party A's Compositions for a third party with or without a charge. Party A has a right to request a copy of the product list that is under the contract scope from Party B once per quarter. Party B shall provide the copy based on Party A's written request. Party A shall keep the copy in a safe place and shall not share it with a third party.

VII.  WARRANTY

      Party A warrants that the Compositions being licensed to Party B are owned or administered by Party A and Party A has the right to license the Compositions.

VIII. RIGHT TO NAME USE

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      Party A agrees that Party B shall be able to use Party A's name on its website or print out or in promotions as the proof to substantiate Party B has obtained approval from Party A to use the Compositions.

IX.   TERMINATION

      (a) Party A may terminate this Agreement by giving Party B notice in any of the following circumstances:

            (i) If Party B fails to perform any of its material obligations under this agreement for any reason (including but not limited to impossibility of performance, usage of Compositions without obtaining prior approval from Party A, failure to submit royalty report, failure of payment of advance, failure of royalty payment and incorrect reporting) and such failure has not been remedied to conform to the terms of the contract unless waived by Party A within thirty (30) days after Party A giving Party B notice of it.

      (b) This Agreement will terminate automatically, without notice, if either Party A or Party B is dissolved or its assets are liquidated, or if either Party A or Party B becomes insolvent, or if a proceeding in bankruptcy, for a reorganization, or for other relief from the claims of creditors, or any similar proceeding, takes place with respect to Party B or its property.

      (c) Upon the expiration or termination of the Term, all of Party B's rights hereunder shall terminate. Party B shall withdraw the Ring Tones hereunder from the database of possible Customer retrieval. It will not sell the ringtones hereunder to end-users.

X.    PRIOR APPROVAL

      During the Licensed Period, Party B is required to obtain Party A's prior written approval in Appendix I.

XI.   MATERIAL BREACH

      If there is a material breach of contract by Party A or Party B, then the other party shall provide notification to the first party of this breach. The first party must respond within 30 days and if there is a material breach, both parties agree to work to address the breach. If

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      within 60 days, from the first notification, both parties cannot resolve the issue or the breach is contested, then the dispute will go to arbitration.

      Following the settlement, and if the violation is not addressed within 60 days of the notification, the non-violating party has the option to terminate the contract.

XII.  MERGER OR ACQUISITION OR TRANSFER

      This contract will survive under a merger or acquisition of either party. Both parties have the right to assign this contract to an affiliated company.

      Party B has agreed that during the contract period Party A has the right to transfer partial or all of the rights to a third parties who will continue honor the contract.

XIII. GOVERNING LAW

      Both parties agree that the People's Republic of China will have jurisdiction of any controversies regarding this agreement; any action or other proceeding which involves such a controversy will be handled by arbitration (need arbitrating body name in China).

BMG Music Publishing Hong Kong Ltd. (Seal)

/s/ Illegible
--------------------------------
Date: 2004.12.6

Linktone (Seal)

/s/ Raymond Yang
--------------------------------
Date: 2004.11.15

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Appendix I

Request Form

Serial Number     Name & Title Of Song              Artist         Composer     Lyricist
-------------     --------------------              ------         --------     --------
                  Love in BC                       Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Dad, I have come back            Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Simple Love                      Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Ninja                            Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Cannot Speak                     Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Shanghai 1943                    Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Sorry                            Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  William's Castle                 Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Nun-Chuks                        Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Silence                          Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  The Orcs                         Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  The Iron Box of the Island       Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Secret Signal                    Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  The Tea Grandpa Makes            Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Go Back to the Past              Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Final Battle                     Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Milan's Small Ironsmith          Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Where is the                     Jay Chou        Jay Chou

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
                  Train Going?
                  [CHINESE CHARACTER]

                  Dragon Fist                      Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Split                            Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  In the Name of the Father        Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Coward                           Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Fine Day                         Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Third Year Class Two             Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  East Wind Breaks                 Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  You can Hear it                  Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  The Same Kind of Tune            Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Her Eyelashes                    Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Cliff of Love                    Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Terraced Field                   Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Double Blade                     Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Orbit                            Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Broken String                    Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  My Territory                     Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Common Jasmin Organge            Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Excuse                           Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Maternal Grandmother             Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  General                          Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Run Aground                      Jay Chou        Jay Chou

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
                  [CHINESE CHARACTER]

                  Chaotic Dance of Spring and      Jay Chou        Jay Chou
                   Autumn
                  [CHINESE CHARACTER]

                  Desperate Fight                  Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Garden Party                     Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

                  Casualties of Stopping War       Jay Chou        Jay Chou
                  [CHINESE CHARACTER]

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Appendix II

Download Report Format

                                       %
           Composer                 Controlled                                                    Provinces
 Song         &                     by Party         No. of         Royalty       Price per          of           Royalty per
Title      Lyricist      Artist        A            Downloads        rate         download        Downloads       Composition
-----      --------      ------     ----------      ---------       -------       --------        ---------       -----------
-----      --------      ------     ----------      ---------       -------       --------        ---------       -----------
-----      --------      ------     ----------      ---------       -------       --------        ---------       -----------
-----      --------      ------     ----------      ---------       -------       --------        ---------       -----------
-----      --------      ------     ----------      ---------       -------       --------        ---------       -----------
-----      --------      ------     ----------      ---------       -------       --------        ---------       -----------
-----      --------      ------     ----------      ---------       -------       --------        ---------       -----------
-----      --------      ------     ----------      ---------       -------       --------        ---------       -----------
-----      --------      ------     ----------      ---------       -------       --------        ---------       -----------
-----      --------      ------     ----------      ---------       -------       --------        ---------       -----------
-----      --------      ------     ----------      ---------       -------       --------        ---------       -----------
-----      --------      ------     ----------      ---------       -------       --------        ---------       -----------
-----      --------      ------     ----------      ---------       -------       --------        ---------       -----------
-----      --------      ------     ----------      ---------       -------       --------        ---------       -----------
-----      --------      ------     ----------      ---------       -------       --------        ---------       -----------
-----      --------      ------     ----------      ---------       -------       --------        ---------       -----------